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                                                                       Exhibit 1
                             CCA PRISON REALTY TRUST

                            17,000,000 COMMON SHARES



                             UNDERWRITING AGREEMENT


                                                                   June __, 1997




J.C. BRADFORD & CO., L.L.C.
A.G. EDWARDS & SONS, INC.
LEGG MASON WOOD WALKER, INCORPORATED
LEHMAN BROTHERS INC.
PAINEWEBBER INCORPORATED
STEPHENS INC.
  As Representatives of the Several Underwriters
  c/o J.C. Bradford & Co.
  J.C. Bradford Financial Center
  330 Commerce Street
  Nashville, Tennessee 37201

Ladies and Gentlemen:

     CCA Prison Realty Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as the representatives (the "Representatives") 17,000,000 shares (collectively, the "Firm Shares"), of the Common Shares, $.01 par value per share (the "Common Shares"), of the Company. Such Common Shares are to be sold to the Underwriters, acting severally and not jointly, in such amounts as are set forth in Schedule I hereto opposite the name of such Underwriter. The Company proposes to grant to the Underwriters an option to purchase up to 2,550,000 additional Common Shares as provided for in Section 2 of this Agreement for the purpose of covering over-allotments (the "Option Shares"). The Firm Shares and the Option Shares purchased pursuant to this Agreement are herein called the "Shares."

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-11 (Registration No. 333-25727), including the related


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     preliminary prospectus relating to the Shares. Copies of such registration statement and any amendments, including any post-effective amendments, and all forms of the related prospectuses contained therein and any supplements thereto, have been delivered to you. Such registration statement, including the prospectus, Part II, all financial schedules and exhibits thereto, all information deemed to be a part of such registration statement pursuant to Rule 430A under the Securities Act and any related registration statement filed pursuant to Rule 462(b) under the Securities Act, at the time when they shall become effective are herein referred to as the "Registration Statement," and the prospectus included as part of the Registration Statement on file with the Commission that discloses all the information that was omitted from the prospectus on the effective date pursuant to Rule 430A of the Rules and Regulations (as defined below) and in the form filed pursuant to Rule 424(b) under the Securities Act is herein referred to as the "Final Prospectus." The prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is referred to herein as the "Effective Prospectus." Any prospectus included in the Registration Statement and in any amendment thereto prior to the effective date of the Registration Statement is referred to herein as a "Preliminary Prospectus." For purposes of this Agreement, "Rules and Regulations" mean the rules and regulations promulgated by the Commission under either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus, at the time of filing thereof, complied with the requirements of the Securities Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by any Underwriter specifically for use therein. When the Registration Statement becomes effective and at all times subsequent thereto up to and including the First Closing Date (as hereinafter defined), (i) the Registration Statement, the Effective Prospectus and Final Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations and will comply with the requirements of the Securities Act and the Rules and Regulations, and (ii) neither the Registration Statement, the Effective Prospectus nor the Final Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; except that the foregoing does not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by any Underwriter specifically for use therein.


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          (c) The Company is duly formed and validly existing and in good standing under the laws of the State of Maryland with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect upon the conduct of business or the ownership or leasing of property by the Company in such jurisdiction. The Company holds all material licenses, consents and approvals, and has satisfied all material eligibility and other similar requirements imposed by federal and state regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, in each case as required for the conduct of the business in which it is engaged and is contemplated to be engaged in the Effective Prospectus and the Final Prospectus. The Company does not have a direct or indirect ownership interest in any corporation, joint venture, partnership or other entity.

          (d) The capitalization of the Company is as set forth under the caption "Capitalization" in the Effective Prospectus and the Final Prospectus, and the Company's capital shares conform to the description thereof contained under the caption "Description of Capital Shares" in the Effective Prospectus and the Final Prospectus. All the issued capital shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the issued capital of the Company have been issued in violation of, or are subject to, any preemptive or similar rights. The Shares to be sold by the Company hereunder have been duly and validly authorized and, upon issuance and delivery and payment therefor in the manner herein described, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or other rights to subscribe for or to purchase. Except as set forth in the Effective Prospectus and the Final Prospectus, (i) the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Shares and (ii) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any Common Shares pursuant to the Company's declaration of trust, bylaws or any agreement or other instrument to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offer or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Shares or any other securities of the Company. The Underwriters will receive good and marketable title to the Shares to be issued and delivered hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions, shareholders' agreements and voting trusts whatsoever.

          (e) The form of share certificate to be used to evidence the Common Shares will be in due and proper form and will comply with all applicable legal requirements.

          (f) All offers and sales by the Company of the Company's securities prior to the date hereof were at all relevant times duly registered or the subject of an available


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     exemption from the registration requirements of the Securities Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

          (g) The Company has full legal right, power and authority to enter into this Agreement and to sell and deliver the Shares to be sold by it to the several Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained and such as may be required by the National Association of Securities Dealers, Inc. ("NASD") or under the Securities Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters. The issue and sale of the Shares by the Company, the Company's performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of, or conflict with, any of the terms and provisions of, or constitute a default by the Company under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or to which the Company or any of its properties is subject, the declaration of trust, bylaws or other governing instruments of the Company or any statute or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any of its properties, except for such breach, violation or conflict which could, singly or in the aggregate, have a material adverse effect on the Company or could, singly or in the aggregate, materially impair the performance by the Company of its obligations under this Agreement. The Company is not in violation of its declaration of trust, bylaws or other governing instruments or any law, administrative rule or regulation or arbitrators' or administrative court decree, judgment or order or in violation or default (there being no existing state of facts which with notice or lapse of time or both would constitute a default) in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, deed of trust, mortgage, loan agreement, note, lease, agreement or other instrument or permit to which it is a party or by which it or any of its properties is or may be bound, except for such violation or conflict which could, singly or in the aggregate, have a material adverse effect on the Company or could singly or in the aggregate, materially impair the performance by the Company of its obligations under this Agreement.

          (h) At the Closing Date, each of the Purchase Agreement, the Option Agreements, the Right to Purchase Agreement, the Trade Name Use Agreement, the Leases, the Master Lease, (each as defined in the Effective Prospectus), and the employment agreements with each of J. Michael Quinlan, D. Robert Crants III and Michael W. Devlin (collectively, the "Employment Agreements") will have



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     been duly and validly authorized, executed and delivered by the Company and will be valid and binding agreements of the Company enforceable in accordance with their respective terms. At the Closing Date, the agreements pursuant to which certain persons have agreed not to sell their Common Shares for a specified period of time (the "Lockup Agreements") will have been duly and validly authorized, executed and delivered by the parties thereto and will be valid and binding agreements, enforceable in accordance with their terms. The Purchase Agreement, the Option Agreements, the Right to Purchase Agreement, the Trade Name Use Agreement, the Leases, the Master Lease, the Employment Agreements and the Lockup Agreements are sometimes hereinafter called the "Operative Documents." The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder have been duly authorized by all necessary action and will not contravene any provision of applicable law or the declaration of trust or by-laws of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Operative
     Documents, except (i) such as may be required by the federal securities laws or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and (ii) to the extent that the failure to obtain such would not, singly or in the aggregate, have a material adverse effect on the Company.

          (i) The historical and pro forma financial statements, together with the related schedules and notes, of the Company, included in the Registration Statement, the Effective Prospectus and the Final Prospectus, conform to the requirements of the Securities Act and the Rules and Regulations. Such historical financial statements fairly present the financial position of the Company at the respective dates indicated in accordance with generally accepted accounting principles applied on a consistent basis for the periods indicated. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the transactions reflected thereby as indicated in the Prospectus. The financial and statistical data set forth in the Effective Prospectus and the Final Prospectus fairly presents the information set forth therein on the basis stated in the Effective Prospectus and the Final Prospectus. Arthur Andersen LLP, whose report is included in the Effective Prospectus and the Final Prospectus, are independent accountants as required by the Securities Act and the Rules and Regulations.

          (j) Subsequent to April 23, 1997, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed in the Effective Prospectus



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     and the Final Prospectus; and subsequent to the respective dates as of which information is given in the Registration Statement, the Effective Prospectus and the Final Prospectus, (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business, and (ii) there has not been any issuance of options, warrants or rights to purchase interests in, or the capital shares of, the Company, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of the Company, except in each case as described in the Effective Prospectus and the Final Prospectus.

          (k) Except as described in the Effective Prospectus and the Final Prospectus, there is not pending, or to the knowledge of the Company threatened, any legal or governmental action, suit, proceeding, inquiry or investigation, to which the Company or any of its officers or trustees is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, wherein an unfavorable decision, ruling or finding could prevent or materially hinder the consummation of this Agreement or the Operative Documents or result in a material adverse change in the business condition (financial or other), prospects, financial position, net worth or results of operations of the Company.

          (l) (i) Except as has been disclosed in writing to the Representatives or their counsel prior to the date hereof, to the knowledge of the Company, the Initial Facilities (as defined in the Effective Prospectus) are presently operated in compliance in all material respects with all Environmental Laws (as defined below).

             (ii) Except as has been disclosed in the Effective Prospectus and the Final Prospectus, there are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the Initial Facilities.

             (iii) Except as has been disclosed in writing to the Representatives or their counsel prior to the date hereof, (A) no notices of any violation or alleged violation of any Environmental Laws relating to the Initial Facilities or their uses have been received by the Company, or, to the best knowledge of the Company, by Corrections Corporation of America ("CCA") or any prior owner, operator or occupant of the Initial Facilities, and (B) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or to the knowledge of the Company threatened, relating to the ownership, use, maintenance or operation of the Initial Facilities.

             (iv) Except as has been disclosed in writing to the Representatives or their counsel prior to the date hereof, all material permits and licenses required under any Environmental Laws in respect of the operations of the Initial Facilities have been



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     obtained, and the Initial Facilities and CCA are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

             (v) All reports of environmental surveys, audits, investigations and assessments in the possession or control of the Company or CCA relating to the Initial Facilities have been disclosed to the Representatives or their counsel.

             (vi) "Environmental Law" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect as of the date hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, including by way of illustration and not by way of limitation,
     (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 960111 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss.69011 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251), the Safe Drinking Water Act (42 U.S.C. ss.ss. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Endangered Species Act (16 U.S.C. ss.ss. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. ss.ss. 11001 et seq.) and (y) analogous state and local provisions.

              (vii) "Hazardous Material" means any chemical substance:

                    (A) the presence of which requires investigation or
               remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law; or

                    (B) which is defined as a "hazardous waste" or "hazardous
               substance" under any federal, state or local statute, regulation or ordinance or amendments thereto as in effect as of the date hereof, or as hereafter amended, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.)



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               and or the Resource Conservation and Recovery Act (42 U.S.C.
               Section 6901 et seq.); or

                    (C) which is toxic, explosive, corrosive, flammable,
               infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over any of the Initial Facilities; or

                    (D) the presence of which on any of the Initial Facilities causes a nuisance upon such facilities or to adjacent properties or poses a hazard to the health or safety of persons on or about any of the Initial Facilities; or

                    (E) the presence of which on adjacent properties constitutes a trespass by any owner or operator of the Initial Facilities; or

                    (F) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or

                    (G) radon gas.

          (m) Except as disclosed in the Operative Documents, (i) on the Closing Date, the Company will have good and marketable title to the Initial Facilities and good and marketable title to all personal property owned or proposed to be owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Effective Prospectus and Final Prospectus or in the title policies delivered to the Company on such date or such as do not materially affect the value of such property and do not interfere materially with the use made and proposed to be made of such property by the Company; (ii) all permits which are necessary for the operation of the Initial Facilities at the Closing Date (A) shall remain in full force and effect and (B) permit the Initial Facilities to be operated in compliance with all laws, rules, codes and regulations; (iii) the operation of the buildings, fixtures and other improvements located on the Initial Facilities as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation; (iv) neither the Company nor CCA has received notice of any proposed special assessment or any proposed material change in any property tax, zoning or land use laws; (v) there do not exist any material violations of any declaration of covenants, conditions and restrictions with respect to any of the Initial Facilities, nor, to the best of the Company's knowledge, is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (vi) the



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     improvements comprising any portion of the Initial Facilities (the
     "Improvements") are free of undue infestation and are free of any and all material physical, mechanical, structural, design and construction defects; the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilating, gas and air conditioning servicing the Improvements) are in good condition and proper working order and are free of material defects, except as disclosed in the Operative Documents or except as is not material in the aggregate.

          (n) At the Closing Date, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation as described in the Registration Statement will enable it to meet the requirements for taxation as a real estate investment trust under the Code for the taxable period commencing with the year ending December 31, 1997.

          (o) __________ Common Shares, including the Shares, have been approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance.

          (p) The Company has obtained title insurance on all of the Initial Facilities and such title insurance is in full force and effect.

          (q) Neither the Company, nor any of its trustees, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result under the Exchange Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any securities of the Company or facilitation of the sale or resale of the Shares.

          (r) None of the entities that prepared environmental inspection reports with respect to the Initial Facilities was employed for such purpose on a contingent basis or has any substantial interest in the Company or, to the knowledge of the Company, CCA, and none of them nor any of their directors, officers or employees is connected with the Company or, to the knowledge of the Company, CCA as a promoter, selling agent, voting trustee, trustee, officer or employee.

          (s) There are no contracts or other documents required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Effective Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof. The Company has performed all material


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     obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of the Company, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

          (t) The Company's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements.

          (u) The Company has filed all foreign, federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due therefrom to the extent such taxes have become due and are not being contested in good faith; and there is no tax deficiency that has been, nor does the Company have knowledge of any tax deficiency which is likely to be, asserted against the Company, which if determined adversely could materially and adversely affect the earnings, assets, affairs, business prospects or condition (financial or other) of the Company.

          (v) The Company operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of governmental bodies. The Company has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and the Company is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the Effective Prospectus and the Final Prospectus.

          (w) The Company has not failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders; all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. The Company has not failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of the Company pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of the Company. The Company has not received any notice of violation of or been threatened with a charge of violating and is not under investigation with respect to a possible violation of any provision of any law, regulation or order.

          (x) No labor dispute exists or is imminent with any of the employees of the Company or otherwise which could materially adversely affect the Company. The

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     Company is not aware of any existing or imminent labor disturbance by employees of the Company or CCA which could be expected to materially adversely affect the condition (financial or otherwise), results of operations, properties, affairs, management, business affairs or business prospects of the Company. The Company is in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees.

          (y) The Company owns or is in the process of obtaining or can obtain on reasonable terms all material licenses, copyrights, trademarks, service marks and trade names presently employed by it in connection with the businesses proposed to be operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company.

          (z) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and in which it proposes to engage; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

          (aa) Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee or other person acting on behalf of the Company has (i) used, or authorized the use of, any corporate or other funds for unlawful payments, contributions, gifts or entertainment, (ii) made unlawful expenditures relating to political activity to government officials or others, or (iii) established or maintained any unlawful or unrecorded funds in violation of any federal, state, local or foreign law or regulation, including Section 30A of the Exchange Act. Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee or other person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures.

          (bb) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

     2. Purchase, Sale and Delivery of the Shares.

          (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the Firm Shares, and each of the Underwriters, severally and not jointly, agrees to purchase at a purchase price of $______ per share, the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters agree to offer the Firm Shares to the public on the terms set forth in the Final Prospectus under the caption "Underwriting."

          (b) The Company hereby grants to the Underwriters an option to purchase, solely for the purpose of covering over-allotments in the sale of Firm Shares, all or any portion of the Option Shares at the purchase price per share set forth above. The option granted hereby may be exercised as to all or any part of the Option Shares at any time (but only once) within 30 days after the date of the Final Prospectus. The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of such option. The option granted hereby may be exercised by the Underwriters by J.C. Bradford & Co. ("Bradford") giving written notice to the Company setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for such Option Shares and stating that the Option Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given prior to the First Closing Date (as defined herein), the date set forth therein for such delivery and payment shall not be earlier than two full business days thereafter or the First Closing Date, whichever occurs later. If such notice is given on or after the First Closing Date, the date set forth therein for such delivery and payment shall not be earlier than three full business days thereafter. In either event, the date so set forth shall not be more than four full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of the option, the Company shall become obligated to sell to the Underwriters, and, subject to the terms and conditions herein set forth, the Underwriters shall become obligated to purchase, for the account of each Underwriter, from the Company, severally and not jointly, the number of Option Shares specified in such notice. Option Shares shall be purchased for the accounts of the Underwriters in proportion to the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted so that no Underwriter shall be obligated to purchase fractional Option Shares.

          (c) The Company shall not be obligated to deliver any of the Shares to be delivered on the First Closing Date or on the Option Closing Date, as the case may be, except upon payment for all the Shares to be purchased on such Closing Date, as provided herein.

          (d) Certificates in definitive form for the Firm Shares which each Underwriter has agreed to purchase hereunder shall be delivered by or on behalf of the Company to the Representatives for the account of each Underwriter against payment by each such Underwriter or on its behalf of the purchase price therefor by wire transfer of federal or other immediately available funds to the order of the Company at an account previously designated by the Company, at the offices of Bradford, 330 Commerce Street, Nashville, Tennessee 37201, or at such other place as may be agreed upon by Bradford and the Company, at 10:00 A.M., Nashville time, on the third full business day after this Agreement becomes effective, or, at the election of the Representatives, on the fourth full business day after this Agreement becomes effective, if it becomes effective after 4:30 P.M. Eastern time, or at such other time not later than the seventh full business day thereafter as the Representatives and the Company may determine, such time of delivery against payment being herein referred to as the "First Closing Date." The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates." Certificates in definitive form for the Option Shares which each Underwriter shall have agreed to purchase hereunder shall be similarly delivered by or on behalf of the Company on the Option Closing Date. The certificates in definitive form for the Shares to be delivered will be in good delivery form and in such denominations and registered in such names as Bradford may request not less than 48 hours prior to the First Closing Date or the Option Closing Date, as the case may be. Such certificates will be made available for checking and packaging at a location in New York, New York as may be designated by Bradford, on a business day at least 24 hours prior to the First Closing Date or the Option Closing Date, as the case may be. It is understood that Bradford may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for the Shares to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

     3. Offering by the Underwriters. After the Registration Statement becomes effective, the several Underwriters propose to offer for sale to the public the Firm Shares and any Option Shares which may be sold at the price and upon the terms set forth in the Final Prospectus.

     4. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

          (a) The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424 and 430A of the Rules and Regulations and shall notify the Representatives promptly (in writing, if requested) of all such filings. The Company shall notify the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement, the Effective Prospectus or the Final Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon the Representatives' request, any amendments of or supplements to the Registration Statement, the Effective Prospectus or the Final Prospectus which, in the Representatives' opinion, may be necessary or advisable in connection with the distribution of the Shares; and the Company shall not file any amendment of or supplement to the Registration Statement, the Effective Prospectus or the Final Prospectus which is not approved by the Representatives after reasonable notice thereof. The Company shall advise the Representatives promptly of the issuance by the

     Commission or any jurisdiction or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or suspending the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

          (b) The Company will take or cause to be taken all necessary action and furnish to whomever the Representatives direct such information as may be reasonably required in qualifying the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the distribution of the Shares.

          (c) Within the time during which a Final Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company shall promptly notify the Representatives and shall amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (d) The Company will furnish without charge to the Representatives and make available to the Underwriters copies of the Registration Statement (four of which shall be signed and shall be accompanied by all exhibits, each Preliminary Prospectus, the Effective Prospectus and the Final Prospectus, and all amendments and supplements thereto, including any prospectus or supplement prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

          (e) The Company will (A) deliver to the Representatives at such office or offices as the Representatives may designate as many copies of the Preliminary Prospectus and Final Prospectus as the Representatives may reasonably request, (B) for a period of not more than nine months after the Registration Statement becomes effective, send to the Underwriters as many additional copies of the Final Prospectus and any supplement thereto as the Representatives may reasonably request, and (C) following nine months after the Registration Statement becomes effective, send to the Underwriters at their expense as many additional copies of the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

          (f) The Company shall make generally available to its security holders, in the manner contemplated by Rule 158(b) under the Securities Act as promptly as practicable and in any event no later than 45 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

          (g) The Company will apply the net proceeds from the sale of the Shares to be sold by it as set forth under the caption "Use of Proceeds" in the Final Prospectus and will timely file reports on Form SR with the Commission in accordance with Rule 463 of the Securities Act or any successor provision.

          (h) During a period of five years from the effective date of the Registration Statement or such longer period as the Representatives may reasonably request, the Company will furnish to the Representatives copies of all reports and other communications (financial or other) furnished by the Company to its shareholders and, as soon as available, copies of any reports or financial statements furnished or filed by the Company to or with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (i) The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Securities Act, the Exchange Act and the Rules and Regulations, and shall also file with foreign, state and other governmental securities commissions in jurisdictions where the Shares have been sold by the Underwriters (as the Representatives shall have advised the Company in writing) such reports as are required to be filed by the securities acts and the regulations of those states.

          (j) Except pursuant to this Agreement or with the Representatives' written consent, for a period of 180 days from the effective date of the Registration Statement, the Company will not, and the Company has provided agreements executed by each of its officers and trustees providing that for a period of 24 months from the effective date of the Registration Statement, such person will not, offer for sale, sell (other than the issuance by the Company of Common Shares pursuant to the exercise of options granted pursuant to existing employee benefit plans and agreements), grant any options (other than pursuant to existing employee benefit plans and agreements), rights or warrants with respect to any Common Shares, securities convertible into Common Shares or any other capital shares of the Company, or otherwise dispose of, directly or indirectly, any Common Shares or such other securities or capital shares.

          (k) Neither the Company nor any of its officers, trustees or affiliates will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or which might constitute or be expected to constitute, stabilization or manipulation of the price of the Common Shares.

          (l) The Company will either conduct its business and operations as described in the Final Prospectus or, if the Company makes any material change to its business or operations as so conducted, promptly disclose such change generally to the Company's security holders.

          (m) If at any time during the 25 day period after the Registration Statement is declared effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the Representatives' opinion, the market price for the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Final Prospectus), the Company will, after written notice from the Representatives advising it as to the effect set forth above, prepare, consult with the Representatives concerning the substance of and, subject to the Rules and Regulations, disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

          (n) The Company will use its best efforts to effect the listing of the Common Shares, subject to notice of issuance, on the NYSE on or before the effective date of the Registration Statement.

          (o) The Company will use its best efforts to meet the requirements to qualify, effective for the taxable period commencing with the year ending December 31, 1997 and in each year thereafter, as a real estate investment trust under the Code.

          (p) Subject to the terms thereof, the Company will do and perform its obligations under each of the Operative Documents to which it is a party to the extent required to consummate the transactions set forth therein and all things required to be done or performed prior to the Closing Date pursuant to this Agreement.

     5. Expenses. The Company agrees with the Underwriters that (a) whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company will pay all fees and expenses incident to the performance of the obligations of the Company hereunder, including, but not limited to, (i) the Commission's registration fee,
(ii) the expenses of printing (or reproduction) and distributing the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Effective Prospectus, the Final Prospectus, any amendments or supplements thereto, any Marketing Materials (as defined herein) and this Agreement and other underwriting documents, including Underwriter's Questionnaires, Underwriter's Powers of Attorney, Blue Sky Memoranda, Agreements Among Underwriters and Selected Dealer Agreements, (iii) fees and expenses of accountants and counsel for the Company, (iv) expenses of registration or qualification of the Shares under state Blue Sky and securities laws, including the fees and disbursements of counsel to the Underwriters in connection therewith, (v) filing fees paid or incurred by the Underwriters in connection with filings with the NASD, (vi) expenses of listing the outstanding Common Shares on the NYSE, (vii) all travel, lodging and reasonable living expenses incurred by the Company in connection with marketing, dealer and other meetings attended by the Company and the Underwriters in marketing the Shares, (viii) the costs and charges of the Company's transfer agent and registrar and the cost of preparing the certificates for the Shares, and (ix) all other costs and expenses incident to the performance of its obligations hereunder not otherwise provided for in this Section; and (b) all out-of-pocket expenses, including counsel fees, disbursements and expenses, incurred by the Underwriters in connection with investigating, preparing to market and marketing the Shares and proposing to purchase and purchasing the Shares under this Agreement, will be borne and paid by the Company if the sale of the Shares provided for herein is not consummated
(i) by reason of the termination of this Agreement by the Company pursuant to
Section 12(a)(i) or (ii) by reason of the termination of this Agreement by the Representatives pursuant to Section 12(b)(ii), (iii), (iv) or (v) of this Agreement.

     6. Conditions of the Underwriters' Obligations. The respective obligations of the Underwriters to purchase and pay for the Firm Shares shall be subject to the accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of all of its covenants and agreements hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 P.M., Washington, D.C. time, on the day following the date of this Agreement, or such later time and date as shall have been consented to by the Representatives and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to the Representatives' satisfaction; and the NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

          (b) No Representative shall have advised the Company that the Registration Statement, Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or any supplement thereto, contains an untrue statement of fact which, in the Representatives' reasonable judgment, is material, or omits to state a fact which, in the Representatives' reasonable judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (c) The Representatives shall have received opinions, dated the Closing Date, from Stokes & Bartholomew, P.A., and Sherrard & Roe, PLC, counsel for the Company, to the effect that:

               (i) The Company has been duly formed and is validly existing as a real estate investment trust under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as now conducted, and, based solely on certificates from public officials, the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the States of Arizona, Kansas and Texas. The Company holds all licenses, certificates, permits, franchises and authorizations from governmental authorities necessary for the conduct of its business.

               (ii) The Company does not have any interest, directly or indirectly, in any corporation, joint venture, partnership or other entity.

               (iii) As of the dates specified therein, the Company had authorized and issued capital stock as set forth under the caption "Capitalization" in the Final Prospectus. All of the outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable, and the Shares to be sold by the Company have been duly authorized, and upon issuance thereof and payment therefor as provided herein, will be validly issued, fully paid and nonassessable; none of the issued shares have been issued in violation of or subject to any preemptive rights provided for by law, agreement or the Company's declaration of trust or bylaws. To the knowledge of such counsel, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell any capital shares, and there are no preemptive rights or other rights to subscribe for or purchase any capital shares of the Company, or any restriction upon the transfer of, the Shares pursuant to the Company's declaration of trust or bylaws or any agreement or other instrument to which the Company is a party or by which it may be bound, except as described in the Effective Prospectus and Final Prospectus. Neither the filing of the Registration Statement nor the offer or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Shares or any other securities of the Company. The Underwriters will receive valid title to the Shares to be issued and delivered by the Company pursuant to this Agreement, free and clear of all liens, encumbrances, claims, security interests, restrictions, shareholders agreements and voting trusts whatsoever. The capital shares of the Company and the Shares conform in all material respects to the description thereof contained in the Final Prospectus. All offers and sales of the Company's interests and securities prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or the subject of an exemption from the registration requirements of applicable state securities or Blue Sky laws.

               (iv) The form of shares certificate to be used to evidence the Common Shares will be in due and proper form and will comply with all applicable legal requirements under the Maryland General Corporation Law.

               (v) No consent, approval, authorization or order of any court or federal, Arizona, Kansas, Maryland, Tennessee or Texas governmental agency or body or third party is required for the performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such as may be required by the NASD and under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters, as to which such counsel need not express an opinion. The performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company is a party or to which the Company or its properties is subject, the declaration of trust or bylaws of the Company, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body known to such counsel to be applicable to the Company or its properties.

               (vi) The Company has full legal right, power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors.

               (vii) No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the performance of the Operative Documents by the Company or the consummation by the Company of the transactions contemplated thereby, except such as have been obtained under the Securities Act and such as may be required and under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters. The performance of the Operative Documents by the Company and the consummation by the Company of the transactions contemplated thereby will not conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company is a party or to which the Company or its properties is subject, the declaration of trust or bylaws of the Company, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body known to such counsel to be applicable to the Company or its properties.

               (viii) The Company has full legal right, power and authority to enter into each of the Operative Documents to which it is a party, and each of the Operative Documents to which it is a party has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors.

               (ix) Except as described in the Final Prospectus, there is not pending or, to the knowledge of such counsel, threatened any action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company, could result in any material adverse change in the business, financial position, net worth or results of operations, or could materially adversely affect the properties or assets, of the Company.

               (x) To the knowledge of such counsel, no default exists, and no event has occurred which with notice or after the lapse of time to cure or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company is a party or to which its properties are subject, or of the declaration of trust or bylaws of the Company.

               (xi) To the knowledge of such counsel, the Company is not in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any decree of any court or governmental agency or body having jurisdiction over the Company which would have a material adverse effect on the Company.

               (xii) To the knowledge of such counsel, there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so filed.

               (xiii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (xiv) The Registration Statement and all post-effective amendments thereto have become effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such counsel, are threatened, pending or contemplated by the Commission. All filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made; the Registration Statement, the Effective Prospectus and Final Prospectus, and any amendments or supplements thereto, as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations; the descriptions in the Registration Statement, the Effective Prospectus and the Final Prospectus of statutes, regulations, legal and governmental proceedings, and contracts and other documents are accurate in all material respects and present fairly in all material respects the information required to be stated; and such counsel does not know of any pending or threatened legal or governmental proceedings, statutes or regulations required to be described in the Final Prospectus which are not described as required nor of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, the Effective Prospectus and the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included therein).

          (d) The Representatives shall have received an opinion, dated the Closing Date, of Stokes & Bartholomew, P.A., tax counsel to the Company, reasonably acceptable to the Representatives that, upon completion of the Formation Transactions, the Company will be in compliance with the requirements for qualification as a real estate investment trust under the Code, and the proposed method of operation of the Company as described in the Registration Statement and the Final Prospectus and a certificate of a responsible officer of the Company will enable the Company to meet the requirements for taxation as a real estate investment trust under the Code beginning with the year ended December 31, 1997.

          (e) The Representatives shall be entitled to rely on the opinions rendered by Sherrard & Roe, PLC, counsel to the Company, pursuant to the Operative Documents.

     The opinions to be rendered pursuant to paragraphs (c), (d) and (e) may be limited to federal law, and as to foreign and state law matters, to the laws of the states or jurisdictions in which such counsel is admitted to practice. As to matters of Maryland law, such counsel may rely upon the opinion of Miles & Stockbridge, a Professional Corporation, and as to matters of fact, on certificates of officers of the Company and public officials.

          (f) The Underwriters shall have received an opinion or opinions, dated the Closing Date, of Bass, Berry & Sims PLC, counsel for the Underwriters, with respect to the Registration Statement and the Final Prospectus, and such other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (g) The Representatives shall have received from Arthur Andersen LLP, a letter dated the date hereof and, at the Closing Date, a second letter dated the Closing Date, in form and substance satisfactory to the Representatives, stating that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus.

          (h) The Representatives shall have received from Arthur Andersen LLP, a letter dated the date hereof and, at the Closing Date, a second letter dated the Closing Date, in form and substance satisfactory to the Representatives, stating that they are independent public accountants with respect to CCA within the meaning of the Securities Act and the applicable Rules and Regulations, and to the effect that:

               (i) In their opinion, the consolidated financial statements and schedules of CCA examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Rules and Regulations and are presented in accordance with generally accepted accounting principles; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the interim consolidated financial statements, selected financial data and/or condensed financial statements derived from audited financial statements of CCA;

               (ii) The unaudited selected consolidated financial information of CCA included in the Preliminary Prospectus and the Final Prospectus under the caption "CORRECTIONS CORPORATION OF AMERICA -- CERTAIN SELECTED FINANCIAL INFORMATION" for the five years ended December 31, 1996, agrees with the corresponding amounts in the audited consolidated financial statements included in the Final Prospectus or previously reported on by them;

               (iii) On the basis of a reading of the latest available interim financial statements (unaudited) of CCA and its subsidiaries, a reading of the minute books of CCA and its subsidiaries, inquiries of officials of CCA and its subsidiaries responsible for financial and accounting matters and other specified procedures, all of which have been agreed to by the Representatives, nothing came to their attention that caused them to believe that:

                    (A) The amounts included in the Preliminary Prospectus and the Final Prospectus under the caption "CORRECTIONS CORPORATION OF AMERICA -- CERTAIN SELECTED FINANCIAL INFORMATION" for the five years ended December 31, 1996 do not agree with the corresponding amounts in the audited consolidated financial statements included in the Final Prospectus or previously reported on by them;

                    (B) The unaudited pro forma financial information included in the Registration Statement does not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the pro forma information.

                    (C) The unaudited consolidated financial statements of CCA included in the Registration Statement, including the amounts included under the caption "CORRECTIONS CORPORATION OF AMERICA -- CERTAIN SELECTED FINANCIAL INFORMATION" do not comply as to form in all material respects with the accounting requirements of the federal securities laws and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited financial statements contained in the Registration Statement;

                    (D) Any other unaudited consolidated financial statement
               data included in the Final Prospectus do not agree with the corresponding items in the audited consolidated financial statements from which data was derived and any such unaudited data were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements contained in the Final Prospectus;

                    (E) at a specified date not more than five days prior to the date of delivery of such respective letter, there was any change in the capital stock, decline in total assets or stockholders' equity or increase in long-term debt of CCA and its subsidiaries, in each case as compared with amounts shown in the latest balance sheets included in the Final Prospectus, except in each case for changes, decreases or increases which are described in such letters; and

                    (F) for the period from the closing date of the latest
               statements of earnings included in the Effective Prospectus and the Final Prospectus to a specified date not more than five days prior to the date of delivery of such respective letter, there were any decreases in revenues, net income and net income per share of CCA, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which are described in such letter.

               (iv) They have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of CCA and its subsidiaries, which appear in the Effective Prospectus and the Final Prospectus and have compared and agreed such amounts, percentages and financial information with the accounting records of CCA and its subsidiaries or to analyses and schedules prepared by CCA and its subsidiaries from its detailed accounting records.

     In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that the Underwriters shall have determined, after discussions with officers of CCA responsible for financial and accounting matters and with Arthur Andersen LLP, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the total assets, stockholders' equity or long-term debt of CCA as compared with the amounts shown in the latest balance sheets of CCA included in the Final

     Prospectus, or a material adverse change in revenues or net income of CCA, in each case as compared with the corresponding period of the prior year.

          (i) There shall have been furnished to the Representatives a certificate, dated the Closing Date and addressed to you, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

               (i) the representations and warranties of the Company in Section 1 of this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending, or to their knowledge, threatened under the Securities Act;

               (iii) all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made;

               (iv) they have carefully examined the Registration Statement, the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto, and such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

               (v) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Effective Prospectus or the Final Prospectus which has not been so set forth.

          (j) The Formation Transactions shall have been effected in accordance with all the terms and conditions set forth in the Operative Documents, subject only to the transfer of funds related thereto, or shall occur simultaneously with the purchase and sale of the Firm Shares hereunder.

          (k) CCA and the Company shall have entered into an agreement with the Underwriters in form and substance satisfactory to the Representatives and the representations and warranties of CCA set forth therein shall be true and correct, as if made at and as of the Closing Date, and CCA shall have complied with all the agreements on its part to be performed pursuant to such agreement at or prior to the Closing Date.

          (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, and except as stated therein, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, or become a party to or the subject of any litigation which is material to the Company, nor shall there have been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, key personnel, capitalization, prospects, net worth, results of operations or condition (financial or other) of the Company, which loss, interference, litigation or change, in the Representatives' reasonable judgment shall render it unadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to proceed with the delivery of the Shares.

          (m) The Shares shall be approved for listing on the NYSE, subject only to official notice of issuance and evidence of satisfactory distribution.

          (n) The Representatives shall have received the Lockup Agreements.

     All such opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory to the Representatives and their counsel. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives shall reasonably request.

     The respective obligations of the Underwriters to purchase and pay for the Option Shares shall be subject, in their discretion, to the conditions of this
Section 6, except that all references to the "Closing Date" shall be deemed to refer to the Option Closing Date, if it shall be a date other than the Closing Date.

     7. Condition of the Company's Obligations. The obligations hereunder of the Company are subject to the condition set forth in Section 6(a) hereof.

     8. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon: (i) any inaccuracy in the representations and warranties of the Company contained herein; (ii) any failure of the Company to perform its obligations hereunder or under law;
     (iii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or supplement thereto, (B) any audio or visual materials supplied by the Company expressly for use in connection with the marketing of the Shares, including without limitation, slides, videos, films and tape recordings (the "Marketing Materials") or (C) in any Blue Sky application or other written information prepared or executed by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (a "Blue Sky Application"); or
     (iv) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus or any amendment or supplement thereto, any Marketing Materials or Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or supplement thereto, or any Marketing Materials or Blue Sky Application in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by any Underwriter specifically for use therein; and, provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Shares if a copy of the Final Prospectus (or any Preliminary Prospectus as supplemented) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) Each Underwriter will indemnify and hold harmless the Company, each of its trustees, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities to which the Company or any such trustee, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by any Underwriter specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, including governmental proceedings, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder except to the extent the indemnifying party hereunder has been materially prejudiced thereby and in any event shall not relieve it from liability otherwise than under this
     Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation except that the indemnified party shall have the right to employ separate counsel if, in the indemnified party's reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel, and in that event the fees and expenses of separate counsel shall be paid by the indemnifying party.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding part of this Section 8 is for any reason held to be unavailable to the Underwriters or the Company or is insufficient to hold harmless an indemnified party, then the Company shall contribute to the damages paid by the Underwriters, and the Underwriters shall contribute to the damages paid by the Company; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount of such contribution shall
     (i) be in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares and the consummation of the Formation Transactions or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, be in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, in the case of the Company, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in the case of the Underwriters, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). Notwithstanding the foregoing, no Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the underwriting discount applicable to the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any similar claim. The Underwriters' obligations to contribute hereunder are several in proportion to their respective obligations and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

          (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or is (or would be, if a claim were to be made against such indemnified party) entitled to indemnity hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     9. Default of Underwriters. If any Underwriter defaults in its obligation to purchase Shares hereunder and if the total number of Shares which such defaulting Underwriter agreed but failed to purchase is ten percent or less of the total number of Shares to be sold hereunder, the non-defaulting Underwriters shall be obligated severally to purchase (in the respective proportions which the number of Shares set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Shares set forth opposite the names of all the non-defaulting Underwriters), all the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter so defaults and the total number of Shares with respect to which such default or defaults occur is more than ten percent of the total number of Shares to be sold hereunder, and arrangements satisfactory to the other Underwriters and the Company for the purchase of such Shares by other persons (who may include the non-defaulting Underwriters) are not made within 36 hours after such default, this Agreement, insofar as it relates to the sale of the Shares, will terminate without liability on the part of the non-defaulting Underwriters or the Company except for (i) the provisions of Section 8 hereof, and (ii) the expenses to be paid or reimbursed by the Company pursuant to Section 5. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, any of its officers, directors or trustees, any Underwriter or any controlling person, (b) any termination of this Agreement and (c) delivery of and payment for the Shares.

     11. Effective Date. This Agreement shall become effective at whichever of the following times shall first occur: (i) at 11:30 A.M., Washington, D.C. time, on the next full business day following the date on which the Registration Statement becomes effective or (ii) at such time after the Registration Statement has become effective as the Representatives shall release the Firm Shares for sale to the public; provided, however, that the provisions of Sections 5, 8, 10 and 11 hereof shall at all times be effective. For purposes of this Section 11, the Firm Shares shall be deemed to have been so released upon the release by the Representatives for publication, at any time after the Registration Statement has become effective, of any newspaper advertisement relating to the Firm Shares or upon the release by the Representatives of telegrams offering the Firm Shares for sale to securities dealers, whichever may occur first.

     12. Termination.

          (a) The Company's obligations under this Agreement may be terminated by the Company by notice to the Representatives (i) at any time before it becomes effective in accordance with Section 11 hereof, or (ii) in the event that the condition set forth in Section 7 shall not have been satisfied at or prior to the First Closing Date.

          (b) This Agreement may be terminated by the Representatives by notice to the Company (i) at any time before it becomes effective in accordance with Section 11 hereof; (ii) in the event that at or prior to the First Closing Date the Company shall have failed, refused or been unable to perform any agreement on the part of the Company to be performed hereunder or any other condition to the obligations of the Underwriters hereunder is not fulfilled; (iii) if at or prior to the Closing Date trading in securities on the NYSE, the American Stock Exchange or the over-the-counter market shall have been suspended or materially limited or minimum or maximum prices shall have been established on either of such exchanges or such market, or a banking moratorium shall have been declared by Federal or state authorities; (iv) if at or prior to the Closing Date trading in securities of the Company shall have been suspended; or (v) if there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in your reasonable judgment, makes it inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to proceed with the delivery of the Shares.

          (c) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party other than as provided in Sections 5 and 8 hereof.

     13. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed or delivered or telegraphed and confirmed in writing to the Representatives in care of J. C. Bradford & Co., J.
C. Bradford Financial Center, 330 Commerce Street, Nashville, Tennessee 37201,
Attention: Catherine Gemmato-Smith, or if sent to the Company shall be mailed, delivered or telegraphed and confirmed in writing to the Company at 2200 Abbott Martin Road, Suite 201, Nashville, Tennessee 37215, Attention: J. Michael Quinlan.

     14. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Company and the several Underwriters and for the benefit of no other person except that (a) the representations and warranties and indemnities of the Company contained in this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnities by the Underwriters shall also be for the benefit of the trustees of the Company, officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act. No purchaser of Shares from any Underwriter will be deemed a successor because of such purchase. The validity and interpretation of this Agreement shall be governed by the laws of the State of Tennessee. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Bradford hereby represents and warrants to the Company that it has authority to act hereunder on behalf of the several Representatives and Underwriters, and any action hereunder taken by the Representatives will be binding upon all the Underwriters.

     If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and each of the several Underwriters.

                                     Very truly yours,

                                     CCA PRISON REALTY TRUST

                                     By:_______________________________________
                                     Title:____________________________________


Confirmed and accepted as of the
date first above written.

J.C. BRADFORD & CO., L.L.C.
A.G. EDWARDS & SONS, INC.
LEGG MASON WOOD WALKER, INCORPORATED
LEHMAN BROTHERS INC.
PAINEWEBBER INCORPORATED
STEPHENS INC.
For themselves and as
Representatives of the Several
Underwriters


By:________________________________
         Partner

                                   SCHEDULE I
                                  UNDERWRITERS

                                                           Number of
                                                        Firm Shares to
Underwriter                                              be Purchased
-----------                                              ------------
J.C. Bradford & Co.................................
A.G. Edwards & Sons, Inc...........................
Legg Mason Wood Walker, Incorporated...............
Lehman Brothers Inc................................
PaineWebber Incorporated...........................
Stephens Inc.......................................

















                                                         ----------
Total..............................................      17,000,000
                                                         ==========